EXHIBIT NO. 99.(J) 1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references made to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm and Financial Statements” in the Statements of Additional Information of MFS Conservative Allocation Fund, MFS Moderate Allocation Fund, MFS Growth Allocation Fund, MFS Aggressive Growth Allocation Fund, MFS Emerging Markets Equity Fund, MFS Global Bond Fund, MFS International Growth Fund, and MFS International Value Fund and Post-Effective Amendment No. 82 to the Registration Statement (Form N-1A, No. 33-1657).

We also consent to the incorporation by reference, in such Statements of Additional Information of our report, dated July 15, 2011, with respect to the financial statements and financial highlights of MFS Conservative Allocation Fund, MFS Moderate Allocation Fund, MFS Growth Allocation Fund, MFS Aggressive Growth Allocation Fund, MFS Emerging Markets Equity Fund, MFS Global Bond Fund, MFS International Growth Fund, and MFS International Value Fund, included in the Annual Report to Shareholders for the fiscal year ended May 31, 2011.

ERNST & YOUNG LLP
Ernst & Young LLP

Boston, Massachusetts

September 26, 2011